EXHIBIT 10.1
Agreement
Entered and signed in Tel Aviv on 27 of January, 2010

Between:	Medgenesis Partners Ltd.
Private Company 513054064
From 27 Lechi St., Bnei Brak
(Hereinafter: “The Investor”)

— On the one part —

And:	TopSpin Medical Inc.
A foreign company incorporated under the laws of the State of Delaware
From 65 Rothschild St. (C/O DDG), Tel Aviv
(Hereinafter: “The Company”)

— On the second part —

Whereas	the Company is a foreign company incorporated under the laws of the State of Delaware and its securities are traded in the Tel Aviv Stock Exchange (hereinafter: “Stock Exchange”) and moreover, the Company is also subject to the United States Securities Act and in addition it reports to the Securities and Exchange Commission (hereinafter: “SEC”);

And whereas	the Investor is interested in investing in the Company and the Company is interested in the Investor investing in it, in exchange for allocation of shares and options in the Company, all according to the conditions of this Agreement;

And whereas	Dr. Ascher Shmulewits, the controlling shareholder in the Investor (hereinafter: “Asher”) is an interested party in the Company holding 120,000,0000 ordinary shares of US Dollar 0.001 of the Company (hereinafter: “Ordinary Shares” or “The Shares”) as well as 58,064,516 options allocated to Asher by the Company in March 2009, whose securities number in the Stock Exchange is 1113430 (hereinafter: “Old Options”);

And whereas	the parties wish to arrange the relations between them.
Now therefore it is stipulated, declared and agreed between the parties as follows:
Preamble and interpretation
1.	The preamble to this Agreement is an integral part thereof.

2.	The paragraphs headings are intended for convenience only and will not be used to interpret the Agreement.

Company’s declarations and obligations
3.	The Company hereby declares and undertakes as follows:
(a)
That Appendix A attached to this Agreement, fully specifies, as of the date of signing this Agreement, the Company’s issued and outstanding capital, including by full dilution as a result of exercising convertible securities that the Company issued until the date of signing this Agreement, including the addition of “allocation shares” and “allocated options” (as defined below) to be allocated to the Investor on the date of completion.

(b)
That according to the provisions of this Agreement, the “allocation shares” and “allocated options” (as defined below) will pass on to the Investor being clean and free of any third party rights whatsoever.

(c)
That it has yet to receive all the necessary approvals for engaging in this Agreement, except for the Board of Directors’ confirmation that was received prior to signing this Agreement and that its engagement in this Agreement is subject to receiving the remaining certificates required according to the law (including the foreign law that applies to the Company).

(d)
This Agreement and fulfilling the Company’s obligations according to it do not oppose and/or contradict its incorporation certificates and/or any agreement to which it is a party or any other obligation imposed on it, whether by virtue of an agreement or whether by virtue of the law, and there is no prevention from its engagement in this Agreement and application thereof (except the certificates required for its execution according to the law).

(e)
That during the period starting from the date of signing this Agreement and as long as the “allocation shares” (as defined below) have not been allocated to investors or this Agreement expired due to non-fulfillment of any of the contingent terms until the end of the period determined for fulfilling such terms and in order to protect the Investor’s rights during such period, the Company will refrain from distributing any type of dividend and/or bonus shares and/or rights.

(f)
On the date of signing this Agreement, the Company does not comply with all the preservation rules required according to the articles and directives of the Stock Exchange, yet the Company was not given notice by the Stock Exchange that proceedings were initiated to stop any trade of the Company’s Shares in the Stock Exchange and/or delete the Company’s Shares from trade in the Stock Exchange.

(g)
The Company submitted all notices and material reports that it was obligated to submit to the Stock Exchange and the Securities Authority, when required, and all the notices and reports submitted as said are complete and accurate as required.

(h)
There is no obligation to allocate Shares in the Company and no person or corporation is entitled to any right to purchase Company Shares, expect as specified in section a’ above and except according to this Agreement.

(i)
The Company’s financial statements published in Israel, were prepared according to the Securities Regulations (preparation of annual financial statements) 5753-1993, Securities Regulations (periodic and immediate reports) 5730-1970 and the conventional accounting rules, implemented in consistence to the previous years, unless indicated otherwise in the said statements, as said for the period to which they refer and as known on the date of signing them. The details that appear in the Company’s statements duly reflect, according to conventional accounting rules, from all material aspects, the financial status of the Company, the results of its activity, changes in its equity capital and the cash flow for the period to which the statements refer and as known on the date of signing them.

(j)
No event occurred after the date of the Company’s last statements, which adversely affects or may adversely affect the Company’s business, the results of its activity, its assets and rights. Furthermore, after the date of the Company’s last statements, the Company did not perform any action, directly or indirectly, which is not within its regular course of business, including the Company did not reach any decision to change its issued capital and/or the composition thereof, distribute dividends, sell a substantial part of its business, purchase substantial assets, purchase corporations and/or rights in corporations, reached a due creditors’ composition or any type thereof, all except as specified in this Agreement.

(k)
As of the date of signing this Agreement and the date of completion, the Company submitted or will submit, as applicable, all the reports required from a “reporting corporation”, as defined in the Securities Act, to the Securities Authority, and the information included in each one of the said reports submitted by the Company was or will be according to the requirements of the law, at the time of submission.

(l)
Except as specified in the Company’s statements published for the public, the Company is not a party, whether as a plaintiff and whether as a respondent, to any material legal and/or arbitration proceedings and there are no orders, injunctions, instructions by any duly competent authority or any judicial decisions against the Company and there is no demand and/or warning of a claim or other material legal proceeding or any trial as said against the Company and/or against anyone on its behalf in his capacity of an officer in the Company. To the Company’s best knowledge, no person and/or body have any intention and/or grounds to sue the Company and there is no investigation conducted against the Company.

Investor’s declarations and obligations
4.	The Investor hereby declares and undertakes as follows:
(a)
That he has checked the information needed in order to make his decision to engage in this Agreement with the Company, received all the information he needed from the Company and the results of his examination are to his satisfaction.

(b)	That he invests in companies similar to the Company and knows and is familiar with the risk entailed in an investment of this sort.
(c)
That he is purchasing the “allocation shares” and “exercise shares” (as defined in section 5 below) for himself, for purpose of investment and not in trust for a third party and that he has no intention of selling the Shares allocated according to this Agreement immediately after completing the transaction.

(d)	That he has received the necessary approvals for engaging in this Agreement.
(e)
This Agreement and fulfilling the Investor’s obligations according thereto do not oppose and/or contradict any Agreement to which he is a party or any other obligation imposed on him, whether by virtue of an agreement and whether by virtue of the law, and there is no prevention, legal or other, to his engagement in this Agreement and implementation thereof.

(f)
He knows that the restrictions according to both the Securities Law, 5728-1968 (hereinafter: “Securities Law”) and the United States Securities Act and particularly Rule 144 of the United States Securities Act of 1933 (hereinafter: “Rule 144”) as specified in sections 20-23 below will apply to sale of the “allocation shares”, “allocated options” and exercise shares (as defined below).

(g)
The Investor knows that the “allocation shares” and the “exercise shares” will not be registered for trade in the Israeli Stock Exchange and will not be registered in the Company’s name for the Company’s records, so long as registration of the Shares was not done according to the United States Securities Act of 1933 (hereinafter: “United States Securities Act”) and the necessary approval of the SEC was not received (hereinafter: “Registration in the USA”). The Investor knows that the Company will not perform the Registration in the USA and does not undertake to do so unless subject to the said in section 24 below. In addition, as long as the Registration in the USA has not been done, the “allocation shares” and “exercise shares” will not be registered for trade in the Israeli Stock Exchange and in the Company’s name for the Company’s records.

(h)	The Investor hereby declares that he is a “US Person” and complies with the definition of an “Accredited Investor” as such terms are defined in the United States Securities Act.
(i)
The Investor hereby declares that there is no agreement between him (including the controlling shareholder therein, Asher) and another shareholder in the Company, whether in writing and whether verbally regarding the purchase or sale of Company securities or any voting rights therein, and there will be no such agreement until the date of completion.

(j)
The Investor undertakes that if he shall transfer any of his Shares in the Company, starting from the date of signing this Agreement until the date of increasing the capital or due termination of this Agreement, whichever is earlier, the Shares will be transferred subject to an irrevocable obligation of the receiver to vote in favor of increasing the Company’s registered capital and transferring the Shares he received subject to the aforesaid obligation and so on. The Investor undertakes to ensure that the said will respectively apply to Asher’s holdings in Company Shares.

(k)
The Investor declares that he knows that the Company’s Board of Directors approved an allocation of 10% of the Company’s issued capital (fully diluted) on the date of allocation, to the chairman of the Board, Mr. Fufi Fatal, with the allocation being subject, inter alia, to execution of an investment in the Company by a third party and increasing the Company’s registered capital (hereinafter: “Terms for Allocation to the Chairman”). The Investor knows that completing this Agreement constitutes an execution of an investment by a third party and can lead to fulfilling the Terms for Allocation to the Chairman and in case of completing the Terms for Allocation to the Chairman, 118,100,012 options of the Company that can be exercised into 118,100,012 Company Shares will be allocated to Mr. Fufi Fatal (constituting 9.1% of the issued capital, fully diluted). It is hereby clarified that the said in this section will not constitute a right and/or agreement in favor of any third party, whereas for such matter, Mr. Fatal will be considered a third party.

(l)
The Investor undertakes that any information about the Company submitted to him by the Company during the negotiations for engaging in this Agreement, which was not published by the Company to the public (hereinafter: “Information”) if and as such Information was submitted, will constitute privileged and confidential Information, and he undertakes not to disclose it to any third party subject to the obligations that apply to him by virtue of the law, if such apply.

Description of the transaction
5.
In exchange for (a) payment in US Dollars 211,673 (hereinafter: “Allocation Consideration”) by the Investor and (b) transfer of the Old Options to the Company (as specified in section 8 (c) below), the Company will allocate for the Investor 211,672,857 Ordinary Shares of the Company (hereinafter: “Allocation Shares”) as well as (b) 122,935,610 option warrants not registered for trade and un-assignable (except transfer to a third party that the Company approves in advance in writing) (hereinafter: “Investment Options”) convertible into 122,935,610 Ordinary Shares of the Company as well as (c) 58,064,516 option warrants not registered for trade and un-assignable, convertible into 58,064,516 Ordinary Shares of the Company (hereinafter: “Substituted Options”) according to the following terms and dates.

The Investment Options and the Substituted Options will hereinafter be referred to together as: “Allocated Options” and the Company Ordinary Shares claimed as a result of exercising the Allocated Options will hereinafter be referred to as: “Exercising Shares”.

6.
For the avoidance of doubt it is clarified that the Allocation Shares will be allocated on the date of completion, whereas the Allocated Options will only be allocated after and subject to confirmation of increasing the Company’s registered capital as specified in section 15 below.

7.	Cancelled.
Contingent terms for completing the transaction
8.
Subject to fulfilling all the terms specified below (hereinafter: “Contingent Terms”), the Allocation Shares will be allocated to the Investor within 2 business days from the date of fulfilling all the Contingent Terms (hereinafter: “Date of Completion”) as specified below:

(a)
Certainty was formed regarding the majority required for approving the increase of the registered capital, by way of the Company obtaining a power of attorney covering at least 154,899,013 Company Shares authorizing any of the Company’s officers to vote for the increase of the Company’s registered capital during the general assembly that the Company will convene for such purpose as well as an obligation by the shareholders to hold the aforementioned shares for a period to be determined in the power of attorney [so that together with Asher’s holdings and the Investor’s holdings in Company shares on the determining date for the general assembly for increasing the registered capital, there will be a rate of at least 50% of the Company’s issued and outstanding capital of the Company in favor of increasing the registered capital] (hereinafter: “Power of Attorney for Increasing the Registered Capital”).

(b)
The Company’s general assembly will approve the allocation to the Investor as a private offer according to the provisions of section 328 (b) of the Companies Law, 5759-1999, with the objective of awarding the Investor more than 25% of the voting rights in the Company.

(c)
Asher signed the letter transferring the Old Options to the Company without consideration, including an irrevocable obligation not to demand exercise of the Old Options (except the options exercised as such were exercised in the interim period).

(d)	Receiving the Stock Exchange’s approval for registering the Allocation Shares for trade therein, in order to receive the Stock Exchange’s approval (hereinafter: “Approval of the Stock Exchange”).
(e)	Receiving the approval of the SEC and/or any other approval required according to the United States Securities Act, if and as required as said.
Actions on the Date of Completion
9.
On the Date of Completion, the parties will convene at the offices of Amit Pollack Matalon & Co. Law Offices at 17 Yitzhak Sadeh St., Tel Aviv (19th floor) and at such time, all the actions described below will be conducted simultaneously.

(a)
The Investor will transfer the Allocation Consideration to the Company, after offsetting the amounts transferred by the Investor to the Company on account of the Allocation Consideration until the Date of Completion as specified in section 12 below, using a bank draft withdrawn in the name of the Company or a bank transfer together with confirmation of the transfer.

(b)
The Company will allocate the Allocation Shares to the Investor, by delivering a duly signed share certificate in the Investor’s name and registration of the allocation in the Company’s shareholders’ register.

(c)	Asher will sign a transfer deed for the Old Options in favor of the Company, without consideration, and the options will be nullified.
(d)	The Company will deliver a copy of the Stock Exchange’s confirmation for registering the Allocation Shares for trade therein to the Investor.
Interim period
10.
Starting from the date of signing this Agreement until the Date of Completion (hereinafter: “Interim Period”) or due termination of this Agreement, the Investor and Company, as applicable, will act as follows.

11.
The Investor hereby undertakes to ensure that Asher refrains from transferring the Old Options to a third party, yet the said will not prevent exercising the Old Options during the Interim Period. It is hereby clarified, that if Asher will exercise the Old Options during the Interim Period, then the quantity of Allocated Shares will decrease according to the quantity of shares allocated in exchange for exercising the Old Options, and the Allocation Consideration and the quantity of Investment Options will decrease respectively.

12.	The Investor will transfer funds on account of the Allocation Consideration to the Company according to the following amounts and dates:
(a)
On February 1, 2010, the Investor will transfer US Dollars equal to an amount of NIS 200,000 on the date of transfer, on account of the Allocation Consideration to the Company (hereinafter: “Payment on Account of the Allocation Consideration”).

(b)
It is hereby clarified that if the Contingent Terms according to this Agreement will not be fulfilled during the period indicated in section 25 below, the Company will not be obligated to return funds for the Payment on Account of the Allocation Consideration to the Investor, unless it acts so that such funds be converted into Company Shares at a price per Share equaling their par value, yet subject to the Company’s ability to perform the said allocation to the Investor according to the law and particularly sections 328 of the Companies Law, 5759-1999. It is clarified that as part of section 8 (b) above, the Company will request the general assembly’s approval for the allocation mentioned in this section 12 (c) if the Contingent Terms are not fulfilled, in order to allow the allocation of the above Shares, in full. If the general assembly’s approval as said is not obtained, the Company will allocate the Shares up to the maximum permitted and from time to time, it will allocate more Shares to the Investor when possible, until allocating all the aforesaid Shares. Notwithstanding the aforesaid, if the Company will choose to do so based on its absolute discretion, the Company will be entitled to notify the Investor that the execution of the said allocation has expired; it will return the aforesaid payments to the Investor within 45 days from the notice. The said will not obligate the Company to return the funds to the Investor, even when it does not have the ability to allocate all the shares required in return for the said funds.

13.
The Company will convene an extraordinary assembly of Company shareholders with the agenda of approving the allocation of the Allocation Shares and options allocated for the Investor according to section 328 (b) of the Companies Law, 5759-1999 (hereinafter: “Approval of General Assembly”).

Activity after Date of Completion
14.
The Company will provide the Investor with a copy of the immediate report published on the websites of the Securities Authority and the Stock Exchange regarding the allocation within 2 business days from the Date of Completion.

15.
The Company will convene an extraordinary assembly for a date later than the Date of Completion, with the agenda of increasing the Company’s registered capital, in a scope to be determined by the Company before convening the general assembly (hereinafter: “Increasing the Registered Capital”). The Investor undertakes before the Company, to vote in favor of Increasing the Registered Capital of the Company and to ensure that Asher also votes for Increasing the Registered Capital.

Allocating the Allocated Options
16.
Within 30 days after approval of Increasing the Registered Capital of the Company and receiving all the other approvals required for performing the allocation (including the approval of the Stock Exchange for registration of the Exercising Shares for trade), the Company will allocate the Allocated Options to the Investor, without consideration.

17.	Substituted options
(a)
The substituted options can be exercised into 58,064,516 Ordinary Shares of the Company (“Exercise Shares”) until February 28, 2013 with the addition of the period from the Date of Completion until the date of allocating the substituted options.

(b)
Each option can be exercised into one Ordinary Share with a par value of (US) Dollar 0.001 of the Company in exchange for payment in cash equaling the amount for exercising the Old Options, meaning a total of NIS 0.01 (one agura) (hereinafter: “Exercise Amount”).

(c)
All the remaining terms of the substituted options, including adjustments to the Exercise Amount, will be identical to the terms of the Old Options, all according to the specified in section 4 of the agreement between the Company and Asher dated February 2, 2009, attached to this Agreement as “Appendix B”.

18.	Investment options
(a)
The investment options (hereinafter in this section also: “The Options”) can be exercised into 122,935,610 Ordinary Shares of the Company (“Exercise Shares”) during a period of 4 years from the day of allocating the Options (hereinafter: “Option Period”).

(b)
Each option can be exercised into one Ordinary Share with a par value of (US) Dollar 0.001 of the Company in exchange for payment in cash of US Dollar 0.001 (par value) (hereinafter: “Exercise Amount”). It is clarified that in any case, the Exercise Amount will not be less than the Share’s par value.

(c)
Exercising the Option will be done by delivering notice of exercise, including the Exercise Amount, to the Company at its registered office. The Company will allocate the Exercise Shares within 7 business days from receiving the exercise notice.

(d)
The Options will expire if they will not be exercised into shares before the end of the Option Period and the Investor will not have any argument and/or claim regarding the Options starting from such date.

(e)
Any payment of tax, if and as such applies according to the law to the holder of the option warrant or a shareholder for giving option warrants and/or allocating Exercise Shares and/or payment of the Exercise Amount, will fully and solely apply to the Investor.

Instructions for protecting investors during the Option Period:
(f)
Distributing bonus shares — if during the Option Period and before the Investor exercises the Options, the Company will distribute bonus shares, then immediately after the determining date in terms of eligibility to participate in the distribution of bonus shares, shares in the number and type that the Investor is entitled to receive as bonus shares will be added to the Exercise Shares due to the Investor for the Options, just as if he had exercised all his Options that can be exercised as said on the eve of the determining date.

The number of shares to be allocated to the Investor will not increase in case of offerings (including offerings to interested parties) which do not constitute distributing bonus shares, but in case of offering rights, the following provisions will apply.

(g)
Offering shares by way of rights — if during the Option Period and before the Investor exercises the Options, the Company will offer its shareholders securities by way of rights, then the number of Exercise Shares will be increased according to the component of the benefit in rights, as expressed in the ratio between the rate of the Share in the Stock Exchange on the determining date and the base rate of “x rights”.

(h)
Changing the Company’s capital structure — subject to the aforesaid, in any case of a change in the Company’s issued share capital by way of splitting, consolidating or replacing Shares, a change in the Company’s capital structure or any similar event by the Company, then the number and type of Shares that can be exercised as a result of exercising the Options awarded by virtue of this Agreement and the exercise price, will be relatively adjusted in order to proportionally maintain the number of Shares and their accrued exercise price.

For avoidance of all doubt, it is hereby clarified, that in any event, the exercise price of the Options will not be lower than the total par value of the Allocation Shares issued to the Investor (except in a case where the Company distributes shares or bonus shares without consideration).

Assignment of rights and obligations and restrictions on negotiability
19.
Subject to the law, this Agreement, including all the rights and obligations included therein, cannot be transferred as long as the transaction has not been completed. Nevertheless, subject to the Company’s prior written consent, the Investor may divide its investment with another investor, within the framework of this Agreement, if such other investor will accept all obligations and rights arising from this Agreement.

20.
The Investor hereby declares that he is familiar with the provisions of the Securities Law, 5728-1968 and the Securities Regulations (details concerning section 15 a to 15 c of the Law) 5760-2000, which apply restrictions on reselling the Allocation Shares, Allocated Options and Exercise Shares (hereinafter: “Allocated Securities”).

21.
Not to undermine from the said in section 4 above and as long as the Registration in the USA has not be done, the Investor hereby declares that he knows that restrictions on sale also apply on the Allocated Securities according to the United States Securities Act, including according to Rule 144. The restrictions stipulated in Rule 144 usually deal with a blocking period of 6 months which prevents registration for trade and/or negotiability of the Allocated Securities in the Stock Exchange (Israel) as well as prohibiting the sale of the Allocated Securities outside the stock exchange within the borders of the USA or to a US Person (as such term is defined in the United States Securities Act).

Furthermore and as long as the Registration in the USA has not been done, restrictions according to the United States Securities Act will apply to the Investor by virtue of him being an Affiliate of the Company (including but not only, whomever is a director, officer and shareholder holding more than 10% of the Company’s Share capital), which prescribe restrictions that obligate the Investor to perform each sale through a broker and in addition, the quantity of Shares that the Investor will be entitled to sell during every three months (after the blocking period according to the US law of 12 months being an Affiliate) will not exceed the highest of: (1) one percent (1%) of the Company’s issued Shares; or (2) one percent (1%) of the average scope of weekly trade of the Company’s Shares in the Stock Exchange.
22.
The Investor hereby declares that he knows that the aforesaid referring to the blocking that applies to the Allocated Securities is only an abstract and does not include all the blocking provisions that apply to the Allocated Securities, that he is familiar with the blocking provisions that apply to the Allocated Securities according to the Israeli laws and the US laws and that he does not rely on the details in the matter included in this Agreement in order to engage in this Agreement.

23.
The Investor knows that an appendix indicating the restrictions that apply to trading the Shares according to the law will be attached to the Share certificates (including the Exercise Shares) to be allocated in his name. In addition and as long as Registration in the USA has not been done, the following wording will be added to the Share certificates of the Shares allocated as said:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
The Company will not allow registration of the Shares in the Company’s name for the Company’s records, so long as such wording is not removed from the Share certificate, unless possible according to the relevant laws.

24.
Subject to the Company’s financial abilities, the Company will act in the best of its ability to register all the securities, including the Investor’s Allocation Shares as well as Asher’s securities in the USA within 12 months from the allocation date. If the Company did not perform the Registration in the USA, the only remedy that the Investor will be entitled to is notifying the Company of his request that the Company act to perform the Registration in the USA, provided that he undertakes to bear all expenses and costs (paid to third parties) required in order to perform the Registration in the USA (hereinafter: “USA Registration Costs”). In such case, the Company undertakes to return the USA Registration Costs paid by the Investor within 24 months from the date of registration. The Company undertakes that if it will perform registration of other securities of the Company, the Investor’s securities and Asher’s securities will be registered as part of such procedure.

Terminating the Agreement
25.
If all the Contingent Terms were not fulfilled until the end of June 2010 and the parties have not agreed in writing to extend the period for fulfilling the Contingent Terms, each party will be free and released from all his obligations according to this Agreement (except the allocation of shares as said in section 12 (c) above and/or return of the First Payment on Account of the Allocation Consideration and the Second Payment on Account of the Allocation Consideration) immediately after receiving notice of termination and none of the parties will have any claim and/or argument and/or demand towards the other party regarding this Agreement. Despite the aforesaid, this section does not exempt the parties from liability for breaching their obligations or presentations in this Agreement that was performed before the Agreement expired as said.

Increasing the quantity of Allocation Shares
26.
The parties hereby agree that subject to the parties agreement and the law, the quantity of the Allocation Shares will be increased by a total of up to 13,832,438 additional shares of the Company (so that the total of Allocation Shares will be up to 225,505,295 Shares). In such case the Allocation Consideration and the quantity of Investment Options will increase respectively.

General
27.	Only the laws of Israel will apply to this Agreement and the authorized courts of the district of Tel Aviv-Yafo are awarded exclusive jurisdiction.
28.	Each party will bear its expenses relating to executing this Agreement.
29.
The parties’ addresses for purpose of this Agreement are as they appear in the preamble; each notice sent by one party to the other according to the said addresses will be considered as having reached its destination within 72 hours from delivery to the post office as a registered mail item and if hand delivered, upon delivery.

30.	Each party will bear payment of any tax that applies to it, if such applies, as a result of this Agreement.
31.	The provisions of this Agreement will not be amended unless done in writing with the agreement of the parties.
32.
No conduct by any of the parties will be considered as waiving any of its rights according to this Agreement and/or the law or as waiving or agreeing to any breach or non-fulfillment of any of the provisions of this Agreement by the other party or as postponing or extending or as an amendment, negation or addition of any of the terms, unless explicitly done and in writing.

33.	The parties agree to sign the documents and take additional actions as required in order to fully validate this Agreement.
In witness thereof the parties have hereunto signed:

TOPSPIN MEDICAL, INC.		MEDGENESIS PARTNERS LTD.

By:	/s/ Eldad Yehiely Name: Eldad Yehiely	By:	/s/ Ascher Shmulewits Name: Ascher Shmulewits
	Title: Director of Finance		Title: Stockholder

By:	/s/ Fufi Fatal Name: Fufi Fatal
Title: Chairman and Acting Principal Executive Officer